Focused on Our Future 1Q 2026 Strategic & Financial Highlights Published April 28, 2026

Forward-Looking Statements This presentation includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with litigation, including the securities class action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings; changes in national and regional economic conditions affecting us and/or our customers and the vendors with which we do business, including geopolitical conflicts, recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets, including the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, coal combustion residuals, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, development of data centers, the impact of climate change and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s greenhouse gas reduction goals; and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward- looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights - April 28, 20262

Non-GAAP Financial Matters 3 This presentation contains references to certain financial measures, including Core Earnings per share (“Core EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” as described in greater detail on slides 17-20. Management uses non-GAAP financial measures to evaluate the company’s and its segments’ performance, and manage its operations and references non-GAAP financial measures in its decision- making, using them to facilitate historical and ongoing performance comparisons. Management believes that non-GAAP financial measures of Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure, trends useful in evaluating the company’s ongoing core activities and results of operations, or otherwise warrant separate classification. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2026 Core EPS, and Core EPS compound annual growth rate (“CAGR”) projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results. Strategic & Financial Highlights - April 28, 2026

Key Takeaways for Today’s Call Strategic & Financial Highlights - April 28, 20264 ■ Strong 1st Quarter 2026 results and on track for a successful year ■ Reaffirming 2026 Core EPS(1) Guidance of $2.62-$2.82/sh ■ Reaffirming Long-Term Core EPS(1) CAGR near the top end of 6-8% (2026-2030) ■ Customer-focused strategy that aligns with key stakeholders and local needs ➢ Business unit structure promotes collaboration and tailored investment plans to drive positive outcomes for customers ➢ $36B Investment Plan focused on a stronger, more flexible grid and to prepare for future demand ➢ Affordability and customer advocacy remain top priority ■ Exploring incremental investment opportunities ➢ Transmission ➢ WV Generation ■ Advancing key regulatory strategies – WV Generation, WV Base Rate Case, Ohio Three-Year Rate Plan (1) With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

1st Quarter 2026 Earnings Summary Strategic & Financial Highlights - April 28, 20265 $0.05 $0.62 $0.67 $0.03 $0.01 $0.02 ($0.01) 1Q25 GAAP EPS Special Items 1Q25 Core EPS Distribution Integrated Stand-Alone Transmission Corp / Other $0.72 ($0.02) $0.70 1Q26 Core EPS Special Items 1Q26 GAAP EPS Dx $0.38 Int $0.23 Tx $0.14 Corp ($0.13) Dx $0.39 Int $0.24 Tx $0.14 Corp ($0.10) Dx $0.42 Int $0.25 Tx $0.16 Corp ($0.11) 7.5% Core EPS growth Dx $0.43 Int $0.26 Tx $0.16 Corp ($0.15) See slides 17-20 for reconciliations of GAAP to Core EPS (Non-GAAP) and a description of special items. Rates & Investments +$0.01 Rates & Investments +$0.02 Rates & Investments +$0.02 Customer Demand +$0.01 O&M / Other OpEx +$0.02 O&M / Other OpEx ($0.01) Financing & Other ($0.01) Financing & Other ($0.01) Strong 1st Quarter performance, reflecting customer-focused investment plan and financial discipline

• In March, Moody’s raised FE Corp.’s outlook to positive and affirmed Baa3 senior unsecured rating • Completed debut debt offering at FE PA of $850M • Strong investor interest, with deal more than 5x oversubscribed • Completed debt issuances at MAIT ($250M) in March and ATSI ($175M) in April • 2026 financing plan includes $1.7B remaining in subsidiary debt financings and a modest amount of common equity 2026 Financial Updates 1Q26 Key Financial Metrics 2026 Financing Updates Strategic & Financial Highlights - April 28, 2026 2026 Financing Plan supports $6B investment plan and investment-grade credit metrics 6 TTM FE Earned ROE: 9.8% 1Q26 Investments: $1.4B +33% vs. 1Q25 Y-o-Y Total Transmission Rate Base Growth: 13% OpCo Amount Interest Rate Maturity Date FE PA $850M 4.4% (Weighted avg) $550M due March 2031 $300M due March 2028 MAIT $250M 5.0% May 2036 ATSI $175M 5.2% May 2033

Regulatory Updates Strategic & Financial Highlights - April 28, 20267 CPCN Filing • Hearings scheduled for mid-July; expect regulatory approval in 2H 2026 • Advancing key contracts for major equipment, EPC, and gas supply • Long-term financial plan to be updated following approval • Submitted pre-filing notice on March 9; plan to file in May 2026 • Filing will reflect Rate Base increase of ~$1B since our last case • Expect new rates effective in 1Q 2027 Three-Year Rate Plan • Submitted pre-filing notice on April 22; plan to file in May 2026 • Proposed investments on average of ~$800M annually during the 3-yr plan; nearly 15% higher than current 2027-2029 investment plan • Proposed average residential customer bill impacts are less than 3% annually • Expect new rates effective in mid-2027 West Virginia Ohio Base Rate Case (1.2 GW Gas CCGT, 70 MW Solar)

Solid Execution and Strong Start to 2026 Strategic & Financial Highlights - April 28, 20268 We are confident in our outlook for 2026-2030 and excited for opportunities ahead REAFFIRMING 2026 GUIDANCE $6.0B Investment Plan $2.62-$2.82/sh Core EPS(1) Guidance 6-8% Near the Top End of Core EPS(1) CAGR (2026-2030) REAFFIRMING 2026-2030 PLAN (1) With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information. Consistent regulatory strategy Customer-focused investment plan Strong financial discipline

Shareholder Value Proposition

- **$36B Customer-focused Investment Plan (2026-2030), driving 10% Rate Base CAGR**
  - **75% of projected investments in formula-rate recovery**, reducing regulatory lag
- **Expect to deliver near the top end of 6-8% Core EPS[1] CAGR through 2030**

- **Targeting ~14% FFO/Debt; Committed to maintaining BBB/Baa2 credit profile**
- **Strategic mix of cash from ops, debt and modest equity to fund growth**
- Focused on **continuous improvement** and **financial discipline**

- **Constructive regulatory frameworks** with **strong relationships** that support ongoing collaboration
- **Diversified and low-risk T/D/G assets** with a **focus on affordability**
- **Focused on delivering on our commitments,** supporting customers and investors

- **Total shareholder return opportunity of ~12%, with upside potential**
- **Committed to dividend growth** in line with 60%-70% payout ratio of Core EPS

Our diversified service territory, low-risk investment plan and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide attractive risk-adjusted returns to our investors

9 Strategic & Financial Highlights - April 28, 2026

(1) With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

FirstEnergy

Quarterly Support & GAAP to Non-GAAP Reconciliations Strategic & Financial Highlights - April 28, 2026 11. Significant Upside Opportunities 12. 1Q26 Wires Sales Summary 13. Data Center Overview 14. 2026 Regulatory Calendar 15. TTM Earned ROE Summary 16. Credit Ratings Summary Quarterly Support (Slide) 10 See YE25 Investor FactBook for additional information including FirstEnergy overview, 2026-2030 Financial plan, and additional business segment details 17. GAAP to Non-GAAP Earnings Reconciliations 18. Special Items Descriptions 19. 1st Quarter 2026 Earnings Results 20. 1st Quarter 2025 Earnings Results GAAP to Non-GAAP Reconciliations (Slide)

Significant Upside Opportunities Strategic & Financial Highlights - April 28, 202611 We have line of sight into incremental investments to further support our customers and region Transmission WV Generation ■ Substantial runway of investments in our system are needed to proactively address aging infrastructure well beyond our 5-year plan ■ Additional growth opportunities through future PJM Open Windows ■ In February, filed a CPCN for 1.2 GW CCGT to address generation needs of existing customers ■ Potential opportunities for incremental generation opportunities given significant interest from prospective data center customers Getty Images Ideally located within PJM

Wires Sales Summary Actual Sales and Weather-Adjusted Sales Strategic & Financial Highlights - April 28, 202612 (MWh in thousands) Actual Sales 1Q25 1Q26 % Chg TTM 1Q25 TTM 1Q26 % Chg Residential 15,491 15,596 0.7% 56,035 56,501 0.8% Commercial(1) 9,844 10,118 2.8% 39,507 40,008 1.3% Industrial 12,837 12,899 0.5% 52,606 52,383 -0.4% Total 38,172 38,613 1.2% 148,148 148,893 0.5% (MWh in thousands) Weather-Adjusted Sales 1Q25 1Q26 % Chg TTM 1Q25 TTM 1Q26 % Chg Residential 15,384 15,364 -0.1% 55,337 55,499 0.3% Commercial(1) 9,858 9,997 1.4% 39,260 39,780 1.3% Industrial 12,837 12,899 0.5% 52,606 52,383 -0.4% Total 38,079 38,260 0.5% 147,203 147,663 0.3% 1Q26 Weather Summary Days % Chg EPS Impact vs. Normal HDD 68 3% +$0.01 vs. 1Q25 HDD 48 2% +$0.01 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 HDD CDD HDD Norm CDD Norm (1) Commercial includes street lighting CDD HDD

Data Center Overview

FE: Cumulative Data Center Demand



19,120
Contracted
Pipeline
11,685
14,865
7,430
4,255
4,255
2,205
(MW)
2026F
2031F
2035F

Potential Additions

(Not in Pipeline)



95
27
Requested
In-Process
Completed
67
1
Load Studies[1] (GW)

Data Center Demand – By State

(MW)		2026F	2031F	2035F
OH	Contracted	900	2,010	2,010
	Pipeline	-	1,965	5,000
	Total	**900**	**3,975**	**7,005**
PA	Contracted	275	495	495
	Pipeline	-	1,350	2,700
	Total	**275**	**1,845**	**3,195**
MD	Contracted	825	1,480	1,480
	Pipeline	-	1,955	3,885
	Total	**825**	**3,435**	**5,360**
WV	Contracted	190	190	190
	Pipeline	-	630	1,610
	Total	**190**	**820**	**1,800**
NJ	Contracted	15	80	80
	Pipeline	-	1,530	1,675
	Total	**15**	**1,610**	**1,755**
FE	Contracted	2,205	4,255	4,255
	Pipeline	-	7,430	14,865
	Total	**2,205**	**11,685**	**19,120**

- 2035F Pipeline demand of 14.9 GW is up 15% since Feb. 2026 (12.9 GW) and has more than doubled since Feb. 2025 (6.1 GW)
  - Pipeline includes reputable customers with reasonable level of confidence of construction based on key factors such as control of property, permitting, development plans, public disclosure of project, etc.
- 2035F Contracted demand of 4.3 GW is up 4% since Feb. 2026 (4.1 GW) and increased 47% since Feb. 2025 (2.9 GW)
  - Contracted represents a contract to construct facilities and/or an electric service agreement

We are uniquely positioned to take advantage of data center growth, both in our service territory and across the region

13 Strategic & Financial Highlights - April 28, 2026

[1] Represents TTM 1Q26 Detailed Load Studies (DLS) / Conceptual Load Studies (CLS) greater than 500 MWs, not contracted or included in FE pipeline

FirstEnergy

2026 Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Three-Year Rate Plan (TYRP) ▪ Base Rate Case	▪ Submitted pre-filing notice on 4/22/26 and expect to file in May 2026, with new rates effective 7/1/27 ▪ Order issued 11/19/25; PUCO issued entry on rehearing 2/18/26; Revised and final tariffs approved 3/1/26; Second application for rehearing filed 3/20/26; PUCO issued entry on rehearing 4/14/26
Pennsylvania	▪ Default Service Plan VII	▪ Submitted 2/3/26; Hearings begin 6/15/26; Final order expected in 4Q26; Effective 6/1/27
New Jersey	▪ Energy Efficiency and Peak Demand Programs (Triennium 2 and Triennium 3)	▪ Triennium 2: In March 2026, BPU Staff issued one-year extension proposal for the period July 2027 – June 2028; On 4/6/26, JCP&L filed comments; Order expected in July, with utility filings due in November 2026. ▪ Triennium 3: In November 2025, BPU Staff issued a straw proposal for the period July 2027 – June 2030. On 12/26/25, JCP&L filed comments; Order is expected in July 2026, with utility filings due in 2027.
West Virginia	▪ WV Certificate of Public Convenience and Necessity (CPCN) ▪ WV Base Rate Case	▪ Filed 2/13/26; Hearings begin 7/16/26; expect regulatory approval in 2H 2026 ▪ Expect to file in 2Q26; Expect new rates effective 1Q27
Maryland	▪ MD Base Rate Case	▪ Expect to file in 2H26; Expect new rates effective 1Q27
FERC	▪ Transmission: DOE's 10/23/25 ANOPR ▪ Transmission: FERC's 12/18/25 Co-Located Load Order ▪ PJM Reliability Backstop Procurement	▪ FE submitted comments and participated through comments of the PJM TOs and trade associations. FE's comments advocated for DOE/FERC to allow incumbent TOs to capitalize all required network transmission upgrades. On 4/16/26, FERC issued noticed of its intent to take action in June 2026. ▪ On 1/16/26, FE/Exelon filed rehearing request to allow PJM TOs to capitalize all required network transmission upgrades. On 2/27/26, rehearing was denied by operation of law. On 4/16/26, FE filed a petition for review in the D.C. Circuit. ▪ On 4/10/26, PJM released initial details about its plans to procure 15 GW of new generation. PJM anticipates an early June filing at FERC to obtain approval for this process. FE is evaluating PJM's proposal.

14 Strategic & Financial Highlights - April 28, 2026

FirstEnergy.

TTM Earned ROE Summary TTM 3/31/26 Strategic & Financial Highlights - April 28, 202615 10.45% 11.7% 10.3% 9.88% 10.45% 9.5% 9.8% 10.2% 9.6% 10.05% 9.63% KATCo TrAILCo MAIT ATSI MD (Tx) MD (Dx) WV NJ (Tx) NJ (Dx) PA OH Allowed ROE by Jurisdiction(1) (1) See Slides 25-43 of the Investor FactBook (published 2/17/26) for additional details on Rate Base, ROEs, and Capital Structure (2) Represents allowed ROE in Nov. 2025 PUCO order in 2024 base rate case. (3) Represents current PA PUC benchmark ROE used for DSIC purposes. ROE was Settled in the last rate case. (3) Improving Consolidated ROE reflects execution of regulated strategies and financial discipline Segment Legend Distribution Integrated Stand-Alone Tx TTM Consolidated ROE in line with targeted ROE of 9.5%-10% FE Consolidated ROEs Note: ROEs calculated based on period-end Rate Base as noted above. Certain jurisdictions, including Transmission and WV/MD, use a 13-month average rate base for regulatory purposes. 8.8% 9.4% 9.8% 9.8% 2023A 2024A 2025A 3/31/26 Equity Layer 52% 53% 53% 53% Rate Base $26.3B $25.6B $27.8B $28.3B FE’s ownership of FET (including MAIT class B shares) of 82.8% at 12/31/23, 56.5% at 12/31/24, 55.9% at 12/31/25, and 55.7% at 3/31/26. (2)

Credit Ratings

As of April 28, 2026

	Issuer			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB+	Baa3	BBB				BBB	Baa3	BBB	S	P	S
Distribution Segment												
FirstEnergy Pennsylvania Electric Co.	A-	A3	A-	A	A1		A-	A3	A	S	S	S
Cleveland Electric Illuminating	BBB+	Baa3	BBB+				BBB+	Baa3	A-	S	S	P
Ohio Edison	A-	A3	BBB+	A	A1	A	A-	A3	A-	S	S	P
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				S	S	P
Integrated Segment												
Jersey Central Power & Light	BBB+	A3	A-				BBB+	A3	A	S	S	S
Monongahela Power	BBB	Baa2	A-	A-	A3	A+		Baa2		P	S	S
Allegheny Generating Co.	BBB-	Baa2	A-							S	S	S
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				P	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A	Baa2	BBB+				A-	Baa2	BBB+	S	S	S
American Transmission Systems Inc.	A	A3	A				A	A3	A+	S	S	S
Mid-Atlantic Interstate Transmission	A	A3	A				A	A3	A+	S	S	S
Trans-Allegheny Interstate Line Co.	A	A3	A				A	A3	A+	S	S	S
Keystone Appalachian Transmission Co.		A3	A-								S	S

*Holding company

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Changes

- **On March 30, 2026, Moody's changed the outlook of FirstEnergy Corp. (FE) to positive from stable**
  - **Moody's also affirmed FE's ratings, including its Baa3 Issuer and senior unsecured ratings**
- **On December 23, 2025, S&P upgraded FirstEnergy Corp.'s issuer rating to BBB+ from BBB.**
  - **S&P also upgraded all subsidiaries one notch, excluding Toledo Edison (TE), Mon Power (MP) and Potomac Edison (PE).**
  - **S&P affirmed the ratings of TE, MP and PE and revised the outlook of TE to stable and the outlooks of MP and PE to positive.**

FE Corp. and all subsidiaries are investment grade at all three rating agencies

16 Strategic & Financial Highlights - April 28, 2026

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

1Q26 and 1Q25

1Q26	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$246**	**$153**	**$91**	**($85)**	**$405**
Earnings (Loss) Per Share	**$0.43**	**$0.26**	**$0.16**	**($0.15)**	**$0.70**
Net Pension/OPEB credits	(0.01)	(0.01)	-	-	(0.02)
Investigation and other related costs	-	-	-	0.04	0.04
Total Special Items	**(0.01)**	**(0.01)**	**-**	**0.04**	**0.02**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.42**	**$0.25**	**$0.16**	**($0.11)**	**$0.72**

1Q25	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$218**	**$136**	**$81**	**($75)**	**$360**
Earnings (Loss) Per Share	**$0.38**	**$0.23**	**$0.14**	**($0.13)**	**$0.62**
Net Pension/OPEB credits	(0.01)	-	-	-	(0.01)
Investigation and other related costs	-	-	-	0.03	0.03
Reorganization costs	0.02	0.01	-	-	0.03
Total Special Items	**$0.01**	**$0.01**	**-**	**$0.03**	**$0.05**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.39**	**$0.24**	**$0.14**	**($0.10)**	**$0.67**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 578M shares for the first quarter of 2026 and 577M shares for the first quarter of 2025.

Please see slide 3 for more information.

17 Strategic & Financial Highlights - April 28, 2026

FirstEnergy

Special Items Descriptions 1Q26 and 1Q25 Strategic & Financial Highlights - April 28, 2026 ■ Net Pension/OPEB credits: Reflects net periodic pension and OPEB benefit costs and credits, excluding amounts recovered through formula rates. ■ Investigation and other related costs: Primarily reflects legal and advisory expenses related to the government investigations. ■ Reorganization costs: Primarily reflects transition and benefit costs associated with the Company's reorganization and transformation. ■ ARO regulatory change: Related to changes in asset retirement obligations, primarily associated with the transfer of the McElroy’s Run coal ash disposal site to a third party. ■ Strategic transaction charges: Primarily reflects charges related to the exit of a legacy purchase power contract. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 18

1st Quarter 2026 Earnings Results

	(in millions, except for per share amounts)	GAAP					Special Items					Core				
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE
(1)	Electric	$1,950	$1,542	$ 509	$ 10	$ 4,011	$ —	$ —	$ —	$ —	$ —					
(2)	Other	40	161	7	(17)	191	—	—	—	—	—					
(3)	Total Revenues	1,990	1,703	516	(7)	4,202	—	—	—	—	—					
(4)	Fuel	—	161	—	—	161	—	—	—	—	—					
(5)	Purchased power	762	663	—	4	1,429	—	—	—	—	—					
(6)	Other operating expenses	716	672	79	(7)	1,460	(10) (c)	(7) (c)	—	(28) (b)(c)	(45)					
(7)	Provision for depreciation	165	139	97	20	421	—	—	—	—	—					
(8)	Amortization (deferral) of regulatory assets, net	(254)	(205)	2	—	(457)	—	—	—	—	—					
(9)	General taxes	223	40	83	14	360	—	—	—	—	—					
(10)	Total Operating Expenses	1,612	1,470	261	31	3,374	(10)	(7)	—	(28)	(45)					
(11)	Operating Income (Loss)	378	233	255	(38)	828	10	7	—	28	45					
(12)	Miscellaneous income (expense), net	29	26	3	(10)	48	(17) (c)	(18) (c)	—	4 (c)	(31)					
(13)	Interest expense	(107)	(78)	(85)	(56)	(326)	—	—	—	1 (a)	1					
(14)	Capitalized financing costs	10	18	25	1	54	—	—	—	—	—					
(15)	Total Other Expense	(68)	(34)	(57)	(65)	(224)	(17)	(18)	—	5	(30)					
(16)	Income taxes (benefits)	64	46	46	(18)	138	(2) (c)	(3) (c)	—	7 (a)-(c)	2					
(17)	Income attributable to noncontrolling interest	—	—	61	—	61	—	—	—	—	—					
(18)	Earnings (Loss) Attributable to FE	$ 246	$ 153	$ 91	$ (85)	$ 405	$ (5)	$ (8)	$ —	$ 26	$ 13	$ 241	$ 145	$ 91	$ (59)	$ 418
(19)	Average Shares Outstanding			578					578					578		
(20)	Earnings (Loss) per Share	$ 0.43	$ 0.26	$ 0.16	$ (0.15)	$ 0.70	$ (0.01)	$ (0.01)	$ —	$ 0.04	$ 0.02	$0.42	$0.25	$0.16	$(0.11)	$0.72

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) ARO regulatory change	$ —	$ —	$ —	$ 1	$ 1
(b) Investigation and other related costs	—	—	—	25	25
(c) Net Pension/OPEB credits	(5)	(8)	—	—	(13)
Impact to Earnings	$ (5)	$ (8)	$ —	$ 26	$ 13

19 Strategic & Financial Highlights - April 28, 2026

FirstEnergy

1st Quarter 2025 Earnings Results

	(in millions, except for per share amounts)	GAAP				
		Dx	Int	Tx	Corp	FE
(1)	Electric	$ 1,896	$ 1,333	$ 486	$ 4	$ 3,719
(2)	Other	40	16	5	(15)	46
(3)	Total Revenues	1,936	1,349	491	(11)	3,765
(4)	Fuel	—	149	—	—	149
(5)	Purchased power	610	472	—	6	1,088
(6)	Other operating expenses	627	337	98	(28)	1,034
(7)	Provision for depreciation	162	138	91	20	411
(8)	Amortization (deferral) of regulatory assets, net	(19)	8	1	—	(10)
(9)	General taxes	210	37	74	18	339
(10)	Total Operating Expenses	1,590	1,141	264	16	3,011
(11)	Operating Income (Loss)	346	208	227	(27)	754
(12)	Miscellaneous income (expense), net	26	18	4	(12)	36
(13)	Interest expense	(99)	(65)	(73)	(51)	(288)
(14)	Capitalized financing costs	5	15	17	1	38
(15)	Total Other Expense	(68)	(32)	(52)	(62)	(214)
(16)	Income taxes (benefits)	60	40	40	(14)	126
(17)	Income attributable to noncontrolling interest	—	—	54	—	54
(18)	Earnings (Loss) Attributable to FE	$ 218	$ 136	$ 81	$ (75)	$ 360
(19)	Average Shares Outstanding			577		
(20)	Earnings (Loss) per Share	$ 0.38	$ 0.23	$ 0.14	$ (0.13)	$ 0.62

	(in millions, except for per share amounts)	Special Items				
		Dx	Int	Tx	Corp	FE
(1)	Electric	$ —	$ —	$ —	$ (5) (d)	$ (5)
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	(5)	(5)
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	(7) (d)	(7)
(6)	Other operating expenses	(24) (b)(c)	(18) (b)(c)	—	(13) (b)(a)	(55)
(7)	Provision for depreciation	—	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	—	—	—	—
(10)	Total Operating Expenses	(24)	(18)	—	(20)	(62)
(11)	Operating Income (Loss)	24	18	—	15	57
(12)	Miscellaneous income (expense), net	(14) (b)(c)	(15) (b)	—	5 (b)	(24)
(13)	Interest expense	—	—	—	—	—
(14)	Capitalized financing costs	—	—	—	—	—
(15)	Total Other Expense	(14)	(15)	—	5	(24)
(16)	Income taxes (benefits)	1 (b)(c)	1 (b)(c)	—	5 (a)(b)(d)	7
(17)	Income attributable to noncontrolling interest	—	—	—	—	—
(18)	Earnings (Loss) Attributable to FE	$ 9	$ 2	$ —	$ 15	$ 26
(19)	Average Shares Outstanding			577		
(20)	Earnings (Loss) per Share	$ 0.01	$ 0.01	$ —	$ 0.03	$ 0.05

	(in millions, except for per share amounts)	Core				
		Dx	Int	Tx	Corp	FE
(18)	Earnings (Loss) Attributable to FE	$ 227	$ 138	$ 81	$ (60)	$ 386
(19)	Average Shares Outstanding			577		
(20)	Earnings (Loss) per Share	$0.39	$0.24	$0.14	$(0.10)	$0.67

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Investigation and other related costs	$ —	$ —	$ —	$ 14	$ 14
(b) Net Pension/OPEB credits	(3)	(6)	—	—	(9)
(c) Reorganization costs	12	8	—	—	20
(d) Strategic transaction charges	—	—	—	1	1
Impact to Earnings	$ 9	$ 2	$ —	$ 15	$ 26

20 Strategic & Financial Highlights - April 28, 2026

FirstEnergy